Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 18th day of May, 2022.

EMBRAER S.A.

By:	/s/ Antonio Carlos Garcia
Name:	Antonio Carlos Garcia
Title:	Executive Vice President & CFO

By:	/s/ Fabiana Klajner Leschziner
Name:	Fabiana Klajner Leschziner
Title:	Executive Vice President, General Counsel & Chief Compliance Officer

EMBRAER AIRCRAFT HOLDING INC.

By:	/s/ Gary Kretz
Name:	Gary Kretz
Title:	Officer

By:	/s/ Michael Klevens
Name:	Michael Klevens
Title:	Officer

[Signature Page to Joint Filing Agreement]